UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     PowerShares Exchange-Traded Fund Trust
             (Exact Name of Registrant as Specified in Its Charter)


             Massachusetts                            (See Below)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)




  301 West Roosevelt Road, Wheaton, Illinois                     60187
   (Address of principal executive offices)                    (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class    Name of Each Exchange on Which        I.R.S. Employer
to be so Registered:   Each Class is to be so Registered:    Identification No.:
-------------------    ---------------------------------     -------------------

Shares of beneficial   American Stock Exchange LLC             20-3413376
interest, par value
$0.01 per share, of
PowerShares Zacks
Small Cap Portfolio

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
333-102228; 811-21265.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.  Description of Registrant's Securities to be Registered.

A  description  of the  shares  of  beneficial  interest,  $0.01 par  value,  of
PowerShares Zacks Small Cap Portfolio, a series of the PowerShares Exchange-Traded Fund Trust (the "Trust"), to be registered hereunder is set forth in Post-Effective Amendment No. 68 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265) filed on February 10, 2006, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.  Exhibits

1. The Trust's Amended and Restated  Declaration of Trust is included as Exhibit
(a)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          POWERSHARES EXCHANGE-TRADED FUND TRUST

Date: February 14, 2006                   By: /s/ H. Bruce Bond
                                              ----------------------------------
                                              H. Bruce Bond
                                              Chief Executive Officer